Exhibit 3.2

HA SUSTAINABLE INFRASTRUCTURE CAPITAL, INC.

BYLAWS

ARTICLE I.

OFFICES

Section 1. Registered Office. The registered office of the Corporation in the State of Delaware shall be located at such place as the Board of Directors of the Corporation (the “Board of Directors”) may from time to time designate and as shall be set forth in the Certificate of Incorporation of the Corporation (as it may be amended and/or restated from time to time, the “Certificate of Incorporation”).

Section 2. Additional Offices. The Corporation may have additional offices, including a principal executive office, at such places as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II.

MEETINGS OF STOCKHOLDERS

Section 1. Place. All meetings of stockholders shall be at such place as shall be designated by the Board of Directors and stated in the notice of the meeting. The Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but instead may be held solely by means of remote communication in accordance with Section 211(a)(2) of the General Corporation Law of the State of Delaware (the “DGCL”).

Section 2. Annual Meeting. An annual meeting of the stockholders for the election of directors and the transaction of any other proper business shall be held on the date and at the time set by the Board of Directors.

Section 3. Special Meetings.

(a)

Except as provided in paragraph (b) of this Section 3, a special meeting of the stockholders may be called at any time by the chair of the board, the chief executive officer, the president or the Board of Directors. Business transacted at such special meeting of the stockholders shall be limited to the purpose stated in the notice of meeting.

(b)

A special meeting of stockholders shall be called by the Secretary of the Corporation upon written request (a “Special Meeting Request”) of one or more holders of record who “Own” at least a majority of the outstanding shares of common stock of the Corporation (the “Requisite Percentage”) and who have complied in full with the requirements set forth in these Bylaws.

(i)

A Special Meeting Request must be delivered to the attention of the Secretary at the principal executive offices of the Corporation. A Special Meeting Request shall be valid only if it is signed and dated by each stockholder of record submitting the Special Meeting Request and the beneficial owners, if any, on whose behalf the Special Meeting Request is being made, or such stockholder’s or beneficial owner’s duly authorized agent (each, a “Requesting Stockholder”) collectively representing the Requisite Percentage, and includes (A) a statement of the specific purpose(s) of the special meeting and the reasons for conducting such business at the special meeting; (B) as to any director nominations proposed to be presented at the special meeting and any matter (other than a director nomination) proposed to be conducted at the special meeting and as to each Requesting Stockholder, the information, statements, representations, agreements and other documents that would be required to be set forth in or included with a stockholder’s notice of a nomination pursuant to

Section 11 of this Article II (including any nominee’s written consent to being named in the Corporation’s proxy statement as a nominee and to serving as a director if elected) and/or a stockholder’s notice of business proposed to be brought before a meeting pursuant to Section 11 of this Article II, as applicable; (C) a representation that a Requesting Stockholder or a qualified representative (as defined in Section 11 of this Article II) thereof intends to appear in person or by proxy at the special meeting to present the nomination(s) or business to be brought before the special meeting; (D) an agreement by the Requesting Stockholders to notify the Corporation promptly in the event of any disposition prior to the date of the special meeting of shares of the Corporation owned beneficially or of record and an acknowledgement that any such disposition shall be deemed to be a revocation of such Special Meeting Request with respect to such disposed shares; and (E) documentary evidence that the Requesting Stockholders Own the Requisite Percentage; provided, however, that if the Requesting Stockholders are not the beneficial owners of the shares representing the Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence (or, if not simultaneously provided with the Special Meeting Request, such documentary evidence must be delivered to the Secretary within 10 days after the date on which the Special Meeting Request is delivered to the Secretary) that the beneficial owners on whose behalf the Special Meeting Request is made beneficially Own the Requisite Percentage. In addition, the Requesting Stockholders and the beneficial owners, if any, on whose behalf the Special Meeting Request is being made shall (x) further update and supplement the information provided in the Special Meeting Request, if necessary, so that the information provided or required to be provided therein shall be true and correct as of the record date for the special meeting and as of the date that is 10 Business Days prior to the special meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to the Secretary at the principal executive offices of the Corporation not later than 5 days after the later of the record date for the meeting or the date notice of the record date is first publicly disclosed in the case of the update and supplement required to be made as of the record date and not later than 8 Business Days prior to the date of the special meeting or any adjournment or postponement thereof in the case of the update and supplement required to be made as of 10 Business Days prior to the special meeting or any adjournment or postponement thereof and (y) promptly provide any other information reasonably requested by the Corporation.

(ii)

A Special Meeting Request shall not be valid, and a special meeting requested by stockholders shall not be held, if (A) the Special Meeting Request does not comply with this Section 3; (B) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law (as determined in good faith by the Board of Directors); (C) the Special Meeting Request is delivered during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the date of the next annual meeting; (D) an identical or substantially similar item (as determined in good faith by the Board of Directors, a “Similar Item”), other than the election of directors, was presented at an annual or special meeting of stockholders held not more than 12 months before the Special Meeting Request is delivered; (E) a Similar Item was presented at an annual or special meeting of stockholders held not more than 90 days before the Special Meeting Request is delivered (and, for purposes of this clause (E), the election of directors shall be deemed to be a “Similar Item” with respect to all items of business involving the election or removal of directors, changing the size of the

Board of Directors and the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors); (F) a Similar Item is included in the Corporation’s notice of meeting as an item of business to be brought before an annual or special meeting of stockholders that has been called but not yet held or that is called for a date within 90 days of the receipt by the Corporation of a Special Meeting Request; or (G) the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law.

(iii)

Special meetings of stockholders called pursuant to this Section 3 shall be held at such place, if any, on such date, and at such time as the Board of Directors shall fix; provided, however, that the special meeting shall not be held more than 90 days after receipt by the Corporation of a valid Special Meeting Request.

(iv)

The Requesting Stockholders may revoke a Special Meeting Request by written revocation delivered to the Secretary at the principal executive offices of the Corporation at any time prior to the special meeting. If, at any point after 60 days of the first date on which a Special Meeting Request is delivered to the Corporation, the unrevoked requests from Requesting Stockholders (whether by specific written revocation or deemed revocation pursuant to clause (D) of paragraph (b)(i) of this Section 3) represent in the aggregate less than the Requisite Percentage, the Board of Directors, in its discretion, may cancel the special meeting.

(v)

In determining whether a special meeting of stockholders has been requested by the Requesting Stockholders representing in the aggregate at the least the Requisite Percentage, multiple Special Meeting Requests delivered to the Secretary of the Corporation will be considered together only if (A) each Special Meeting Request identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting, in each case as determined by the Board of Directors (which, if such purpose is the election or removal of directors, changing the size of the Board of Directors and/or the filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors, will mean that the exact same person or persons are proposed for election or removal in each relevant Stockholder Meeting Request), and (B) such Special Meeting Requests have been dated and delivered to the Secretary of the Corporation within 60 days of the first date on which a Special Meeting Request is delivered to the Corporation.

(vi)

If none of the Requesting Stockholders appear or send a qualified representative to present the nomination and/or business to be presented for consideration as specified in the Special Meeting Request, the Corporation need not present such nomination and/or business for a vote at the special meeting, notwithstanding that proxies in respect of such nomination and/or may have been received by the Corporation.

(vii)

Business transacted at any special meeting called pursuant to this paragraph (b) of Section 3 shall be limited to (A) the purpose(s) stated in the valid Special Meeting Request received from the Requisite Percentage of record holders and (B) any additional matters that the Board of Directors determines to include in the Corporation’s notice of the special meeting.

(viii)

For purposes of this Section 3, a stockholder shall be deemed to “Own” (as defined below) only those outstanding shares of common stock of the Corporation entitled to vote in the election of directors as to which such person possesses both (A) the full voting and investment rights pertaining to the shares; and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares sold by such person or any of its affiliates in any transaction that has not been settled or closed, including any short sale; borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell; or subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the Corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party would have, the purpose or effect of reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares; and/or hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or its affiliates. The terms “Owned,” “Owning” and other variations of the word “Own,” when used with respect to a stockholder or beneficial owner, shall have correlative meanings. A stockholder or beneficial owner shall “Own” shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. The person’s Ownership of shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement that is revocable at any time by the person.

(c)	The Board of Directors may postpone, reschedule or cancel any previously scheduled special meeting.

Section 4. Notice. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, not less than ten nor more than 60 days before each meeting of stockholders, the Corporation shall give to each stockholder entitled to vote at such meeting notice in writing or by electronic transmission stating the date, time and place, if any, of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose for which the meeting is called. The notice shall be given in accordance with Section 232 of the DGCL. The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless such a stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, and except as prohibited by applicable law, any notice to stockholders given by the Corporation under any provision of applicable law, the Certificate of Incorporation, or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any stockholder who fails to object in writing to the Corporation, within 60 days of having been given written notice by the Corporation of its intention to send the single notice permitted under this paragraph, shall be deemed to have consented to receiving such single written notice.

No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice. The Corporation may reschedule, postpone or cancel any previously scheduled meeting of stockholders.

Section 5. Organization and Conduct. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chair of the meeting or, in the absence of such appointment or appointed individual, by the chair of the board or, in the case of a vacancy in the office or absence of the chair of the board, by one of the following officers present at the meeting in the following order: the vice chair of the board, if there is one, the chief executive officer, the president, the vice presidents in their order of rank and seniority and the secretary. The secretary, or, in the secretary’s absence, an assistant secretary, or, in the absence of both the secretary and assistant secretaries, an individual appointed by the Board of Directors or, in the absence of such appointment, an individual appointed by the chair of the meeting shall act as secretary. In the event that the secretary presides at a meeting of stockholders, an assistant secretary, or, in the absence of all assistant secretaries, an individual appointed by the Board of Directors or the chair of the meeting, shall record the minutes of the meeting. Even if present at the meeting, the person designated by the Board of Directors or these Bylaws to act as chair of the meeting may delegate to another person the power to act as chair of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chair of the meeting. The chair of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chair and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and other such individuals as the chair of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chair of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chair of the meeting; (h) convening or concluding a meeting or (for any or no reason) recessing and/or adjourning the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 6. Quorum; Adjournment. (a) Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, at any meeting of stockholders, the presence in person or by proxy of holders of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall constitute a quorum. If such quorum is not established at any meeting of the stockholders, the chair of the meeting or the stockholders so present, by the affirmative vote of the holders of a majority in voting power of the shares of the Corporation which are present in person or by proxy and entitled to vote thereon, may adjourn the meeting from time to time in the manner provided in Section 6(b). The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough stockholders to leave fewer than would be required to establish a quorum.

(b)

Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken or are provided in any other manner permitted by the DGCL. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date so fixed for notice of such adjourned meeting.

Section 7. Voting. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a director. Unless a different or minimum vote is required by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or any law or regulation applicable to the Corporation or its securities, in which case such different or minimum vote shall be the applicable vote on the matter, a majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting. Unless otherwise provided by statute or by the Certificate of Incorporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Voting on any question or in any election may be viva voce unless the chair of the meeting shall order that voting be by ballot or otherwise.

Section 8. Proxies. A stockholder of record entitled to vote a meeting of stockholders may vote in person or by proxy, but no such proxy shall be voted or acted upon after three years from its date unless otherwise provided in the proxy. A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date.

Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.

Section 9. Stock List. The Corporation shall prepare, no later than the tenth day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than 10 days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of 10 days ending on the day before the meeting date (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting or (b) during ordinary business hours at the principal place of business of the Corporation. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 9 or to vote in person or by proxy at any meeting of stockholders.

Section 10. Inspectors. The Corporation may, and shall if required by law, appoint, before any meeting of stockholders, one or more inspectors for the meeting, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and to make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. In the event that no inspector so appointed or designated is able to act at a meeting of stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath to execute faithfully the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors so appointed or designated shall (a) determine the number of shares of stock of the Corporation outstanding and the voting power of each such share (b) determine the number of shares of stock of the Corporation represented at the meeting and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors and (e) certify their determination of the number of shares of capital stock of the Corporation represented at the meeting and such inspectors’ count of all votes and ballots. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders of the Corporation, the inspectors may consider such information as is permitted by applicable law. No person who is a candidate for an office at an election may serve as an inspector at such election.

Section 11. Advance Notice of Stockholder Nominees for Director and Other Stockholder Proposals.

(a)	Annual Meetings of Stockholders.

(i)

Nominations of individuals for election to the Board of Directors and proposals of other business to be considered at an annual meeting of stockholders by the stockholders may only be made (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or authorized committee thereof or (C) by any stockholder of the Corporation who was a stockholder of record of the Corporation at the time of giving of notice by the stockholder as provided for in this Section 11(a) and at the time of the annual meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with this Section 11(a).

(ii)

For any nomination or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (C) of paragraph (a)(i) of this Section 11, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and any such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall set forth all information, representations and undertaking required under this Section 11 and shall be delivered to the secretary at the principal executive office of the Corporation not earlier than the 150th day nor later than 5:00 p.m., Eastern time, on the 120th day prior to the first anniversary of the date of the proxy statement (as defined in Section 11(c)(iii) of this Article II) for preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after the first anniversary of the date of the preceding year’s annual meeting, or if the Corporation did not prepare a proxy statement in connection with the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The postponement or adjournment of an annual meeting (or the public announcement thereof) shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(iii)	Such stockholder’s notice shall set forth:

(A)

as to each individual whom the stockholder proposes to nominate for election or reelection as a director (each, a “Proposed Nominee”), all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) promulgated under the Exchange Act;

(B)

as to any other business that the stockholder proposes to bring before the meeting, (1) a description of such business, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that business includes a proposal to amend the Bylaws, the language of the proposed amendment), the stockholder’s reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom and (2) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Regulation 14A (or any successor provision) of the Exchange Act;

(C)	as to the stockholder giving the notice and any Stockholder Associated Person,

1. the class, series and number of all shares of stock or other securities of the Corporation (collectively, the “Company Securities”), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or any Stockholder Associated Person (including any Company Securities as to which such stockholder or any Stockholder Associated Persons have a right to acquire beneficial ownership at any time in the future), the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person;

2. whether and the extent to which such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the previous six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of (x) Company Securities or (y) any security of any entity that was listed in the Peer Group in the Stock Performance Graph in the most recent annual report to security holders of the Corporation (a “Peer Group Company”) for such stockholder, Proposed Nominee or Stockholder Associated Person or (II) increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the Corporation (or, as applicable, in any Peer Group Company) disproportionately to such person’s economic interest in the Company Securities (or, as applicable, in any Peer Group Company), and

3. any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Corporation, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(D)	as to the stockholder giving the notice and any Stockholder Associated Person with an interest or ownership referred to in clauses (A) or (B) of paragraph (3)(iii) of this Section 11(a):

1. the name and address of such stockholder, as they appear on the Corporation’s stock ledger, and the current name and business address, of each such Stockholder Associated Person and any Proposed Nominee;

2. the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person that is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person;

(E)

to the extent known by the stockholder giving the notice, the name and address of any other person supporting financially the nominee for election or reelection as a director or the proposal of other business on the date of such stockholder’s notice;

(F)

if the stockholder is proposing one or more Proposed Nominees, a representation that such stockholder, Proposed Nominee or Stockholder Associated Person intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee, (2) otherwise to solicit proxies or votes in support of such proposal or nomination, and/or (3) to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of Proposed Nominees in accordance with Rule 14a-19 of the Exchange Act;

(G)

as to the stockholder giving the notice, a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination;

(H)

a description of any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Exchange Act), agreement, arrangement or understanding pursuant to which such stockholder or Stockholder Associated Persons have or share a right, directly or indirectly, to vote any shares of any class or series of capital stock of the Corporation,

(I)

a description of any agreement, arrangement or understanding with respect to any rights to dividends or other distributions on the shares of any class or series of capital stock of the Corporation, directly or indirectly, owned beneficially by such stockholder or Stockholder Associated Persons that are separated or separable pursuant to such agreement, arrangement or understanding from the underlying shares of the Corporation; and

(J)

all other information regarding the stockholder giving the notice and each Stockholder Associated Person that would be required to be disclosed by the stockholder in connection with the solicitation of proxies for the election of directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act.

The foregoing notice requirements of paragraph (a)(iii) of this Section 11 shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(iv)	Such stockholder’s notice shall, with respect to any Proposed Nominee, be accompanied by a:

(A)	written representation and undertaking executed by the Proposed Nominee:

1. that such Proposed Nominee (I) is not, and will not become, a party to any agreement, arrangement or understanding with, and has given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question that has not been disclosed to the Corporation or that could limit or interfere with such proposed nominee’s fiduciary duties under applicable law, (II) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation, (III) consents to be named in the Company’s proxy statement and accompanying proxy card as a nominee, (IV) consents to serve as a director of the Corporation if elected (V) will notify the Corporation simultaneously with the notification to the stockholder of the Proposed Nominee’s actual or potential unwillingness or inability to serve as a director and (VI) does not need any permission or consent from any third party to serve as a director of the Corporation, if elected, that has not been obtained, including any employer or any other board or governing body on which such Proposed Nominee serves; and

2. a completed and signed Proposed Nominee questionnaire with respect to the background, qualification and independence of such proposed nominee (which questionnaire shall be provided by the Corporation, upon request, to the stockholder providing the notice.

(B)	representation and undertaking executed by the stockholder that such stockholder will:

1. comply with Rule 14a-19 promulgated under the Exchange Act in connection with such stockholder’s solicitation of proxies in support of any Proposed Nominee;

2. notify the Corporation as promptly as practicable of any determination by the stockholder to no longer solicit proxies for the election of any Proposed Nominee as a director at the annual meeting;

3. furnish such other or additional information as the Corporation may request for the purpose of determining whether the requirements of this Section 11 have been complied with and of evaluating any nomination or other business described in the stockholder’s notice;

4. be in compliance, if elected as a director of the Corporation, and comply with, all applicable publicly disclosed corporate governance, code of conduct and ethics, conflict of interest, confidentiality, corporate opportunities, trading and any other policies and guidelines of the Corporation applicable to directors; and

5. appear in person or by proxy at the meeting to nominate any Proposed Nominees or to bring such business before the meeting, as applicable, and acknowledges that if the stockholder does not so appear in person or by proxy at the meeting to nominate such Proposed Nominees or bring such business before the meeting, as applicable, the Corporation shall not bring such Proposed Nominee or such business for a vote at such meeting and any proxies or votes cast in favor of the election of any such Proposed Nominee or of any proposal related to such other business shall not be counted or considered.

(v)

Notwithstanding anything in subsection (a) of this Section 11 to the contrary, in the event that the number of directors to be elected to the Board of Directors at the annual meeting is increased, effective after the time period for which nominations would otherwise be due under paragraph (a)(2) of this Section 11 and there is no public announcement by the Corporation naming the nominees for the additional directorship at least 130 days prior to the first anniversary of the date of the proxy statement (as defined in Section 11(c)(3) of this Article II) for preceding year’s annual meeting, a stockholder’s notice required by this Section 11 shall also be considered timely, but only with respect to nominees for the additional directorship, if it shall be delivered to the secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern time, on the tenth day following the day on which such public announcement is first made by the Corporation.

(vi)

For purposes of this Section 11, “Stockholder Associated Person” of any stockholder means (i) any beneficial owner on whose behalf the nomination or proposal is made and (ii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such beneficial owner.

(b)

Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) provided that the special meeting has been called in accordance with Section 3(i) of this Article II for the purpose of electing directors, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 11 and at the time of the special meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any such stockholder may nominate an individual or individuals (as the case may be) for election as a director as specified in the Corporation’s notice of meeting, if the stockholder’s notice, containing the information, representations and undertakings required by paragraphs (a)(iii) and (iv) of this Section 11, is delivered to the secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting. The postponement or adjournment of a special meeting (or the public announcement thereof) shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(c)	General.

(i)

If any information, representation or undertaking submitted pursuant to this Section 11 by any stockholder proposing a nominee for election as a director or any proposal for other business at a meeting of stockholders, including any information, representation or undertaking from a Proposed Nominee, shall be inaccurate in any material respect, such information, representation or undertaking may be deemed not to have been provided in accordance with this Section 11. Any such stockholder shall notify the Corporation of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information, representation or undertaking. Upon written request by the secretary of the Corporation or the Board of Directors, any such stockholder or Proposed Nominee shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 11, (B) a written update of any information (including, if requested by the Corporation, written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting and, if applicable, satisfy the requirements of Rule 14a-19(a)(3)) submitted by the stockholder pursuant to this Section 11 as of an earlier date and (C) an updated representation and undertaking by each Proposed Nominee that such individual will serve as a director of the Corporation if elected. If a stockholder or Proposed Nominee fails to provide such written verification, update, representation or undertaking within such period, the information as to which such written verification, update, representation or undertaking was requested may be deemed not to have been provided in accordance with this Section 11.

(ii)

Only such individuals who are nominated in accordance with this Section 11 shall be eligible for election by stockholders as directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 11. A stockholder proposing a Proposed Nominee shall have no right to (A) nominate a number of Proposed Nominees that exceed the number of directors to be elected at the meeting or (B) substitute or replace any Proposed Nominee unless such substitute or replacement is nominated in accordance with this Section 11 (including the timely provision of all information, representations and undertakings with respect to such substitute or replacement Proposed Nominee in accordance with the deadlines set forth in this Section 11). If the Corporation provides notice to a stockholder that the number of Proposed Nominees proposed by such stockholder exceeds the number of directors to be elected at a meeting, the stockholder must provide written notice to the Corporation within five Business Days stating the names of the Proposed Nominees that have been withdrawn so that the number of Proposed Nominees proposed by such stockholder no longer exceeds the number of directors to be elected at a meeting. If any individual who is nominated in accordance with this Section 11 becomes unwilling or unable to serve on the Board of Directors, then the nomination with respect to such individual shall no longer be valid and no votes may validly be cast for such individual. The chair of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 11.

(iii)

Notwithstanding the foregoing provisions of this Section 11, the Corporation shall disregard any proxy authority granted in favor of, or votes for, director nominees other than the Corporation’s nominees if the stockholder or Stockholder Associated Person (each, a “Soliciting Stockholder”) soliciting proxies in support of such director nominees abandons the solicitation or does not (A) comply with Rule 14a-19 promulgated under the Exchange Act, including any failure by the Soliciting Stockholder to (1) provide the Corporation with any notices required thereunder in a timely manner or (2) comply with the requirements of Rule 14a-19(a)(2) and Rule 14a-19(a)(3) promulgated under the Exchange Act or (B) timely provide sufficient evidence in the determination of the Board of Directors sufficient to satisfy the Corporation that such Soliciting Stockholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence. Upon request by the Corporation, such Soliciting Stockholder shall deliver to the Corporation, no later than five Business Days prior to the applicable meeting, sufficient evidence in the judgment of the Board of Directors that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

(iv)

For purposes of this Section 11, “the date of the proxy statement” shall have the same meaning as “the date of the company’s proxy statement released to shareholders” as used in Rule 14a-8(e) promulgated under the Exchange Act, as interpreted by the Securities and Exchange Commission from time to time. “Public announcement” shall mean disclosure (A) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (B) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act. “Business Day” shall mean any day other than Saturday, Sunday or a day on which banks are closed in New York City, New York.

(v)

Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 11. Nothing in this Section 11 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, or the right of the Corporation to omit a proposal from, the Corporation’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 11 shall require disclosure of revocable proxies received by, or routine solicitation contacts made by or on behalf of, the stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing of a definitive proxy statement on Schedule 14A by such stockholder or Stockholder Associated Person

(vi)

Notwithstanding anything in these Bylaws to the contrary, if the stockholder giving notice as provided for in this Section 11 (or a qualified representative of the stockholder) does not appear in person or by proxy at such annual or special meeting to present each nominee for election as a director or the proposed business, as applicable, such matter shall not be considered at the meeting notwithstanding that such proposal or nomination is set forth in the notice of meeting or other proxy materials and notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 11, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

ARTICLE III.

DIRECTORS

Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors.

Section 2. Number and Tenure. The number of directors may be determined from time to time by resolutions of the Board of Directors. The tenure of office of a director shall not be affected by any decrease in the number of directors. Any director of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the chair of the board or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation.

Section 3. Annual and Regular Meetings. An annual meeting of the Board of Directors shall be held immediately after the annual meeting of stockholders, no notice other than this Bylaw being necessary. In the event such meeting is not so held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors. The Board of Directors may provide, by resolution, the time and place, if any, for the holding of regular meetings of the Board of Directors without other notice than such resolution.

Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the chair of the board, the chief executive officer, the president or a majority of the directors then in office.

Section 5. Notice. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, electronic mail, facsimile transmission, courier or U.S. mail to each director at his or her business or residence address. Notice by personal delivery, telephone, electronic mail or facsimile transmission shall be given at least 24 hours prior to the meeting. Notice by U.S. mail shall be given at least 72 hours prior to the meeting. Notice by courier shall be given at least 48 hours prior to the meeting. Telephone notice shall be deemed to be given when the director or his or her agent is personally given such notice in a telephone call to which the director or his or her agent is a party. Electronic mail notice shall be deemed to be given upon transmission of the message to the electronic mail address given to the Corporation by the director. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Notice by U.S. mail shall be deemed to be given when deposited in the U.S. mail properly addressed, with postage thereon prepaid. Notice by courier shall be deemed to be given when deposited with or delivered to a courier properly addressed. Neither the business to be transacted at, nor the purpose of, any annual, regular or special meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

Section 6. Quorum. A majority of the total number directors shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided that, if less than a majority of such directors is present at such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

Section 7. Voting. The action of a majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the Certificate of Incorporation or these Bylaws.

Section 8. Organization. At each meeting of the Board of Directors, the chair of the board or, in the absence of the chair, the vice chair of the board, if any, shall act as chair of the meeting. In the absence of both the chair and vice chair of the board, the chief executive officer (if also a director) or, in the absence of any chief executive officer or if the chief executive officer is not a director, the president (if also a director) or, in the absence of the president or if the president is not a director, a director chosen by a majority of the directors present, shall act as chair of the meeting. The secretary or, in his or her absence, an assistant secretary of the Corporation, or, in the absence of the secretary and all assistant secretaries, an individual appointed by the chair of the meeting, shall act as secretary of the meeting.

Section 9. Telephone Meetings. Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 10. Consent by Directors Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by all members of the Board of Directors. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board of Directors.

Section 11. Vacancies and Newly Created Directorships. Any newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause may be filled solely by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, and any director so chosen shall hold office until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified, subject, however, to such director’s earlier death, resignation, disqualification or removal.

Section 12. Compensation. Unless otherwise restricted by the Certificate of Incorporation, directors may receive such compensation, if any, for their services on the Board of Directors and its committees, and such reimbursement of expenses, as may be fixed or determined by resolution of the Board of Directors.

Section 13. Chair of the Board; Vice Chair of the Board. The Board of Directors may designate a chair of the board. The chair of the board shall be a director, and may, but not need be, an officer of the Corporation. The chair of the board shall preside over the meetings of the Board of Directors and of the stockholders at which he or she shall be present. The chair of the board shall perform such other duties as may be assigned to him or her by the Board of Directors. The Board of Directors may also designate a vice chair of the board. The vice chair of the board shall be a director, and may, but not need be, an officer of the Corporation. The vice chair of the board shall perform such other duties as may be assigned to him or her by the Board of Directors.

Section 14. Lead Independent Director. A majority of the independent members of the Board of Directors may elect from among the independent members of the Board of Directors, a Lead Independent Director, but the election of a Lead Independent Director shall not be required. The Lead Independent Director may be removed as a Lead Independent Director by vote of a majority of the independent members of the Board of Directors. If a Lead Independent Director shall be elected, then the Lead Independent Director shall have such duties and authority as may be prescribed by the Board of Directors from time to time. For purposes of this Section 14, “independent” has the meaning (1) in accordance with the independence criteria established by the Board of Directors from time to time and (2) set forth in the NYSE listing standards, unless the Corporation’s common stock ceases to be listed on the NYSE and is listed on another exchange, in which case, such exchanges definition of independent director shall apply.

Section 15. Emergency Provisions. Notwithstanding any other provision in the Certificate of Incorporation or these Bylaws, this Section 15 shall apply during any emergency resulting from an attack on the United States or on a locality in which the Corporation conducts its business or customarily holds meetings of its Board of Directors or its stockholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, including, but not limited to, an epidemic or pandemic, and a declaration of a national emergency by the United States government, or other similar emergency condition, as a result of which a quorum of the Board of Directors under Article III of these Bylaws cannot readily be obtained (an “Emergency”). During any Emergency, unless otherwise provided by the Board of Directors, (a) a meeting of the Board of Directors or a committee thereof may be called by any director or officer by any means feasible under the circumstances; (b) notice of any meeting of the Board of Directors during such an Emergency may be given less than 24 hours prior to the meeting to as many directors and by such means as may be feasible at the time, including publication, television or radio; and (c) the number of directors necessary to constitute a quorum shall be one-third of the entire Board of Directors.

ARTICLE IV.

COMMITTEES

Section 1. Number, Tenure and Qualifications. The Board of Directors may appoint from among its members an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and one or more other committees, composed of one or more directors, to serve at the pleasure of the Board of Directors.

Section 2. Powers. The Board of Directors may delegate to committees appointed under Section 1 of this Article IV, in accordance with a written charter or by resolution, any of the powers of the Board of Directors, except as prohibited by law.

Section 3. Meetings. Notice of committee meetings shall be given in the same manner as notice for special meetings of the Board of Directors. A majority of the members then serving on a committee shall constitute a quorum for the transaction of business at any meeting of the committee. The act of a majority of the committee members present at a meeting where a quorum is present shall be the act of such committee. The Board of Directors may designate a chair of any committee, and such chair or, in the absence of a chair, any two members of any committee (if there are at least two members of the committee) may fix the time and place, if any, of its meeting unless the Board shall otherwise provide. In the absence or disqualification of a member of any such committee, the member or members thereof present at any meeting, whether or not he, she or they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of such absent or disqualified member.

Section 4. Telephone Meetings. Members of a committee of the Board of Directors may participate in a meeting by means of a conference telephone or other communications equipment if all persons participating in the meeting can hear each other. Participation in a meeting by these means shall constitute presence in person at the meeting.

Section 5. Consent by Committees Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of a committee of the Board of Directors may be taken without a meeting, if a consent in writing or by electronic transmission to such action is given by all members of the committee. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of such committee.

Section 6. Vacancies. Subject to the provisions hereof, the Board of Directors shall have the power at any time to change the membership of any committee, to fill any vacancy, to designate an alternate member to replace any absent or disqualified member or to dissolve any such committee.

ARTICLE V.

OFFICERS

Section 1. General Provisions. The officers of the Corporation shall include a president, a secretary and a treasurer and may include a chief executive officer, one or more executive vice presidents, senior vice presidents and vice presidents, a chief operating officer, a chief financial officer, a chief investment officer, one or more assistant secretaries and one or more assistant treasurers. In addition, the Board of Directors, the chief executive officer or the president may from time to time designate other officers with such powers and duties as they shall deem necessary or desirable. The president, chief executive officer and any executive vice presidents of the Corporation shall be elected by the Board of Directors. Any of the Board of Directors, the chief executive officer and the president may from time to time appoint any number of other officers as it, he or she deems necessary or desirable. Each officer shall serve until his or her successor is elected and qualifies subject to his or her earlier death, resignation or removal. Any two or more offices except president and vice president may be held by the same person. Election of an officer or agent shall not of itself create contract rights between the Corporation and such officer or agent.

Section 2. Removal and Resignation. The president, chief executive officer and any executive vice president may be removed, with or without cause, only by the Board of Directors and any other officer or agent of the Corporation may be removed, with or without cause, by the Board of Directors, the president or chief executive officer, if, in its, his or her judgment, the best interests of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer of the Corporation may resign at any time by delivering his or her resignation to the Board of Directors, the chair of the board, the chief executive officer, the president or the secretary. Any resignation shall take effect immediately upon its receipt or at such later time specified in the resignation. The acceptance of a resignation shall not be necessary to make it effective unless otherwise stated in the resignation. Such resignation shall be without prejudice to the contract rights, if any, of the Corporation.

Section 3. Vacancies. A vacancy in the office of the president, chief executive officer or any executive vice president may be filled by the Board of Directors for the balance of the term. A vacancy in any other office may be filled by the Board of Directors, the president or the chief executive officer.

Section 4. Chief Executive Officer. The Board of Directors may designate a chief executive officer. A chief executive officer shall have general responsibility for implementation of the policies of the Corporation, as determined by the Board of Directors, and for the management of the business and affairs of the Corporation. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed. The chief executive officer acting within the scope of his or her authority delegated by the Board of Directors may authorize the Corporation to enter into any contract or to execute and deliver any instrument and such authority may be general or confined to specific instances. The chief executive officer may authorize any officer or agent to execute and deliver any contract or instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances. The chief executive officer shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time to time.

Section 5. Chief Financial Officer. The Board of Directors may designate a chief financial officer. The chief financial officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer.

Section 6. President. The Board of Directors shall designate a president of the Corporation. In the absence of a chief executive officer, the president shall in general supervise and control all of the business and affairs of the Corporation. In the absence of a designation of a chief executive officer by the Board of Directors, the president shall be the chief executive officer and shall assume all authority and responsibility of such office. The president shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board of Directors from time to time.

Section 7. Executive Vice President. The Board of Directors may designate one or more executive vice presidents for particular areas of responsibility. An executive vice president shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer or the president.

Section 8. Chief Investment Officer. The Board of Directors or the chief executive officer may designate a chief investment officer. The chief investment officer shall have the responsibilities and duties as determined by the Board of Directors or the chief executive officer or the president.

Section 9. Vice Presidents. The Board of Directors, the chief executive officer or the president may designate one or more senior vice presidents and vice-presidents of the Corporation for particular areas of responsibility. Any senior vice president or vice-president of the Corporation shall perform such duties as from time to time may be assigned by the Board of Directors, the chief executive officer or the president.

Section 10. Secretary. The Board of Directors, the chief executive officer or the president shall designate a secretary of the Corporation. The secretary shall (a) keep the minutes of the proceedings of the stockholders, the Board of Directors and committees of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation; (d) keep a register of the post office address of each stockholder which shall be furnished to the secretary by such stockholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform such other duties as from time to time may be assigned to him or her by the Board of Directors, the chief executive officer or the president.

Section 11. Treasurer. The Board of Directors, the chief executive officer or the president shall designate a treasurer of the Corporation. The treasurer shall have the custody of the funds and securities of the Corporation, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors and shall perform such other duties as from time to time may be assigned to him or her by the Board of Directors, the chief executive officer or the president. In the absence of a designation of a chief financial officer, the treasurer shall be the chief financial officer of the Corporation.

The treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and Board of Directors, at the regular meetings of the Board of Directors or whenever it may so require, an account of all his or her transactions as treasurer and of the financial condition of the Corporation.

Section 12. Assistant Secretaries and Assistant Treasurers. The Board of Directors, the chief executive officer or the president may designate one or more assistant secretaries and assistant treasurers of the Corporation. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or treasurer, respectively, or by the Board of Directors, the chief executive officer or the president.

Section 13. Compensation. The salaries and other compensation of the officers shall be fixed from time to time by the Board of Directors (or in such a manner as determined by the Board of Directors) and no officer shall be prevented from receiving such salary or other compensation by reason of the fact that he or she is also a director.

ARTICLE VI.

CONTRACTS, LOANS, CHECKS AND DEPOSITS

Section 1. Contracts. The Board of Directors or the chief executive officer acting within the scope of his or her authority delegated by the Board of Directors may authorize the Corporation to enter into any contract or to execute and deliver any instrument and such authority may be general or confined to specific instances. The Board of Directors or the chief executive officer may authorize any officer or agent to execute and deliver any contract or instrument in the name of and on behalf of the Corporation and such authority may be general or confined to specific instances.

Section 2. Checks and Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by the chief executive officer or such other officer or agent of the Corporation in such manner as shall from time to time be determined by the Board of Directors or the chief executive officer.

Section 3. Deposits. All funds of the Corporation not otherwise employed shall be deposited or invested from time to time to the credit of the Corporation as the Board of Directors, the chief executive officer, the president, the chief financial officer, the treasurer or any other officer designated by the Board of Directors or the chief executive officer may determine.

ARTICLE VII.

STOCK

Section 1. Certificates. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by any two authorized officers of the Corporation (it being understood that each of the chair of the Board of Directors, the vice chair of the Board of Directors, the President, the Chief Executive Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary and any Assistant Secretary shall be an authorized officer for such purpose), certifying the number of shares owned by such holder in the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

Section 2. Transfers. All transfers of shares of stock shall be made on the books of the Corporation, by the holder of the shares, in person or by his or her attorney, in such manner as the Board of Directors or any officer of the Corporation may prescribe and, if such shares are certificated, upon surrender of certificates duly endorsed. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the laws of the State of Delaware.

Section 3. Lost, Stolen or Destroyed Certificate. The Corporation may issue a new certificate of stock or uncertificated share in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated share.

Section 4. Fixing of Record Date.

(a)

In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than 60 nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(b)

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than 60 days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VIII.

DISTRIBUTIONS

Section 1. Authorization. Dividends upon the stock of the Corporation may be authorized by the Board of Directors, subject to the provisions of law and the Certificate of Incorporation. Dividends may be paid in cash, property or stock of the Corporation as determined by the Board of Directors, subject to the provisions of law and the Certificate of Incorporation.

Section 2. Contingencies. Before payment of any dividends, there may be set aside out of any assets of the Corporation available for dividends such sum or sums as the Board of Directors may from time to time, in its absolute discretion, think proper as a reserve fund for contingencies, for equalizing dividends, for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall determine, and the Board of Directors may modify or abolish any such reserve.

ARTICLE IX.

INDEMNIFICATION AND ADVANCE OF EXPENSES

Section 1. Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any person (a “Covered Person”) who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such Covered Person. Notwithstanding the preceding sentence, except as otherwise provided in Section 3, the Corporation shall be required to indemnify a Covered Person in connection with a proceeding (or part thereof) commenced by such Covered Person only if the commencement of such proceeding (or part thereof) by the Covered Person was authorized in the specific case by the Board of Directors.

Section 2. Advancement of Expenses. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by a Covered Person in defending any proceeding in advance of its final disposition, provided, however, that, to the extent required by law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under this Article IX or otherwise.

Section 3. Claims. If a claim for indemnification under this Article IX (following the final disposition of such proceeding) is not paid in full within 60 days after the Corporation has received a claim therefor by the Covered Person, or if a claim for any advancement of expenses under this Article IX is not paid in full within thirty days after the Corporation has received a statement or statements requesting such amounts to be advanced, the Covered Person shall thereupon (but not before) be entitled to file suit to recover the unpaid amount of such claim. If successful in whole or in part, the Covered Person shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action, the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law.

Section 4. Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article IX shall not be exclusive of any other rights which such Covered Person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 5. Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such Covered Person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

Section 6. Amendment or Repeal. Any right to indemnification or to advancement of expenses of any Covered Person arising hereunder shall not be eliminated or impaired by an amendment to or repeal of these Bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.

Section 7. Other Indemnification and Advancement of Expenses. This Article IX shall not limit the right of the Corporation, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

Section 8. Officers. Any reference to an officer of the Corporation in this Article IX shall be deemed to refer exclusively to the chief executive officer, president, chief financial officer, chief investment officer, secretary, any assistant secretary, treasurer and any assistant treasurer or other officer of the Corporation appointed by the Board of Directors, the chief executive officer or the president pursuant to Article V of these Bylaws, and any reference to an officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be deemed to refer exclusively to an officer appointed by the Board of Directors or equivalent governing body of such other entity pursuant to the certificate of incorporation and bylaws or equivalent organizational documents of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise.

ARTICLE X.

WAIVER OF NOTICE

Whenever any notice of a meeting is required to be given pursuant to the Certificate of Incorporation or these Bylaws or pursuant to applicable law, a waiver thereof in writing or by electronic transmission, given by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice of such meeting, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting has not been lawfully called or convened.

ARTICLE XI.

AMENDMENT OF BYLAWS

These Bylaws may be altered, amended or repealed, and new bylaws made, by the Board of Directors. The stockholders of the Corporation may also adopt, amend or repeal these Bylaws by the affirmative vote of the holders of a majority of the outstanding shares of stock entitled to vote thereon, provided, however, that the affirmative vote of the holders of at least two-thirds of the outstanding shares of stock entitled to vote thereon shall be required for the stockholders to adopt, amend or repeal Article IX (Indemnification and Advancement of Expenses) or Article XI (Amendment of Bylaws) of these Bylaws or any provision inconsistent therewith.

ARTICLE XII.

EXCLUSIVE FORUM

Unless the Corporation consents in writing to the selection of an alternative forum, (A) (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, this Certificate of Incorporation or the Bylaws (as either may be amended or restated) or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware shall, to the fullest extent permitted by law, be exclusively brought in the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court of the State of Delaware; and (B) the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.

Adopted: July 2, 2024